Exhibit 99.1

M.D.C. HOLDINGS, INC.

News Release

M.D.C. HOLDINGS ANNOUNCES 2014 SECOND QUARTER RESULTS

DENVER, COLORADO, Tuesday, July 29, 2014. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended June 30, 2014.

2014 Second Quarter Highlights and Comparisons to 2013 Second Quarter

●	Net income of $21.5 million, or $0.44 per diluted share vs. net income of $224.9 million, or $4.55 per diluted share
o	Tax expense of $12.5 million vs. tax benefit of $186.9 million, which included the reversal of a substantial portion of the deferred tax asset valuation allowance of $187.6 million, or $3.84 per share
●	Pretax income of $34.0 million vs. $38.0 million
●	Net new orders up 5% to 1,419 homes
o	Dollar value of net new orders of $544.8 million, up 12%
●	Ending backlog dollar value of $761.5 million vs. $784.2 million
●	Home sale revenues of $430.7 million, up 8% vs. $400.3 million
o	Average sales price increase of $33,600 per home, or 10%, to $372,000
o	Homes delivered of 1,158 down slightly from 1,183
●	Ending active community count of 159, up 14% from 140
●	Gross margin from home sales of 17.1% vs. 18.1%
o	Gross margin excluding interest and impairments of 21.1%* vs. 21.3%*
●	SG&A expenses as a percentage of home sale revenues of 11.6% vs. 13.0%, a 140 basis point improvement
●	Lots owned and under option of 16,706, up 13% year-over-year

Our net income for the 2014 second quarter was $21.5 million, or $0.44 per diluted share, compared to net income of $224.9 million, or $4.55 per diluted share, for the year earlier period. Our 2013 second quarter included a $187.6 million benefit from the reversal of our deferred tax asset valuation allowance, while we had no such benefit for the 2014 second quarter and recognized $12.5 million of income tax expense. Pretax income for the 2014 second quarter was $34.0 million, compared to $38.0 million for the same period in the prior year.

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “For the homebuilding industry as a whole, the spring selling season was modestly slower than a year ago, highlighting volatile conditions in the short-term as the industry continues down a broader path of long-term growth. We saw hesitation from some potential buyers, especially in the first-time buyer segment, following a significant run-up in home prices in 2013 and tepid economic trends that have persisted for much of the past year. However, our net new home orders improved year-over-year in the 2014 second quarter for the first time in five quarters on the strength of a year-over-year increase in our average active community count.”

M.D.C. HOLDINGS, INC.

Mr. Mizel continued, “Additionally, during the quarter we benefited from our prior decision to increase spec homes available for quick delivery, which supported our operations by allowing us to convert backlog to deliveries at a quicker rate than a year ago. Our increased conversion rate, coupled with a 10% increase in average selling price, helped to drive a year-over-year increase in our home sale revenues, offsetting the impact of higher land, material and labor costs. The higher revenues also helped us achieve better leverage on our overhead, as our SG&A rate dropped meaningfully year-over-year for the 2014 second quarter.”

Mr. Mizel concluded, “As the second quarter ended, we saw significant improvements in employment levels and consumer confidence, which supports our long-term view that the homebuilding industry is poised for growth in the coming years. We continue our preparations to embrace this growth, as evidenced by the 14% increase in our active subdivision count, the 13% increase in our controlled lot supply and the 20% increase in our available liquidity to $1.1 billion at the end of the quarter, all of which position us well to grow our earnings in future periods.”

Homebuilding

Home sale revenues for the 2014 second quarter increased 8% to $430.7 million, compared to $400.3 million for the prior year period. The increase in revenues resulted primarily from a 10% increase in average selling price to $372,000, as compared to $338,400 in the prior year. The increase in average selling price was due to price increases achieved during much of 2013 and a shift to higher-priced homes in certain markets.

Gross margin from home sales decreased to 17.1% from 18.1% for the year-earlier period. The decrease was due primarily to higher interest costs, cost increases from vendors and land sellers, and additional incentives offered in certain markets to spur demand in a slower homebuilding environment. Gross margin from home sales excluding interest and impairments was nearly flat from the year-earlier period at 21.1%* for the second quarter 2014, compared to 21.3%* for the 2013 second quarter.

SG&A expenses as a percentage of home sales revenues decreased by 140 basis points to 11.6% for the 2014 second quarter versus 13.0% for the same period in 2013. The improvement was the result of operating leverage created by the Company’s 8% year-over-year increase in home sale revenues, lower incentive and stock-based compensation expenses, and lower legal expenses, including a $1.4 million net legal recovery.

The dollar value of net new orders for the 2014 second quarter increased 12% to $544.8 million from the same period in 2013. The increase in net new orders was driven by a 14% increase in active communities to 159 from 140 in the same period in the prior year, which was partially offset by a slight decrease in our monthly sales absorption pace. Our cancellation rate for the 2014 second quarter was essentially flat at 18% versus 19% in the prior year second quarter.

M.D.C. HOLDINGS, INC.

We ended the 2014 second quarter with 1,886 homes in backlog with an estimated sales value of $761.5 million, compared to a backlog of 2,095 homes with an estimated sales value of $784.2 million at June 30, 2013.

Interest and other income of $4.6 million for the 2014 second quarter decreased by $5.6 million from the same period last year primarily due to lower interest income as overall cash and investment balances decreased to fund an increase in our investment in real estate inventories.

Financial Services

Income before taxes from our financial services operations for the 2014 second quarter was $6.6 million, compared to $8.2 million for the 2013 second quarter. The decrease was primarily driven by lower pretax income from our mortgage operations segment for both periods due to reduced volumes, origination income per unit and gains on loans locked and sold compared to a year ago resulting primarily from a more competitive mortgage market.

Income Taxes

During the 2014 second quarter, we recognized $12.5 million of income tax expense resulting in an effective tax rate of 36.7%. For the 2013 second quarter, we recognized a $186.9 million income tax benefit, driven almost entirely by our reversal of a substantial portion of our deferred tax asset valuation allowance.

About MDC

Since 1972, MDC's subsidiary companies have built and financed the American dream for more than 175,000 homebuyers. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Philadelphia, Orlando, Jacksonville, South Florida and Seattle. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

M.D.C. HOLDINGS, INC.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; and (16) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company's business is contained in the Company's Form 10-Q for the quarter ended June 30, 2014, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:	Robert N. Martin Vice President of Finance and Corporate Controller 1-866-424-3395 / (720) 977-3395 IR@mdch.com

*Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$430,743	$400,327	$749,277	$732,075
Land sale revenues	518	1,807	518	1,807
Total home and land sale revenues	431,261	402,134	749,795	733,882
Home cost of sales	(356,175)	(327,927)	(615,653)	(602,003)
Land cost of sales	(522)	(1,435)	(522)	(1,435)
Inventory impairments	(850)	-	(850)	-
Total cost of sales	(357,547)	(329,362)	(617,025)	(603,438)
Gross margin	73,714	72,772	132,770	130,444
Selling, general and administrative expenses	(49,798)	(51,908)	(98,140)	(100,109)
Interest and other income	4,613	10,200	18,162	16,749
Interest expense	-	(909)	(685)	(1,726)
Other expense	(1,080)	(366)	(1,693)	(722)
Loss on early extinguishment of debt	-	-	(9,412)	-
Homebuilding pretax income	27,449	29,789	41,002	44,636

Financial Services:
Revenues	11,491	13,884	20,714	26,390
Expenses	(5,615)	(6,581)	(10,539)	(12,223)
Interest and other income	701	920	1,489	1,795
Financial services pretax income	6,577	8,223	11,664	15,962

Income before income taxes	34,026	38,012	52,666	60,598
Benefit from (provision for) income taxes	(12,484)	186,897	(19,620)	186,827
Net income	$21,542	$224,909	$33,046	$247,425

Other comprehensive income (loss) related to available for sale securities, net of tax	2,327	(1,995)	(1,719)	540
Comprehensive income	$23,869	$222,914	$31,327	$247,965

Earnings per share:
Basic	$0.44	$4.60	$0.68	$5.06
Diluted	$0.44	$4.55	$0.67	$5.01

Weighted average common shares outstanding
Basic	48,640,979	48,478,076	48,613,521	48,410,486
Diluted	48,852,696	48,946,055	48,842,527	48,916,988

Dividends declared per share	$0.25	$-	$0.50	$-

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	June 30,	December 31,
	2014	2013
	(Dollars in thousands, except
	per share amounts)
	(Unaudited)
ASSETS

Homebuilding:
Cash and cash equivalents	$100,150	$148,634
Marketable securities	492,498	569,021
Restricted cash	2,188	2,195
Trade and other receivables	27,250	23,407
Inventories:
Housing completed or under construction	758,392	636,700
Land and land under development	837,889	774,961
Total inventories	1,596,281	1,411,661
Property and equipment, net	30,765	31,248
Deferred tax asset, net	160,872	176,262
Metropolitan district bond securities (related party)	14,291	12,729
Prepaid and other assets	65,374	53,525
Total homebuilding assets	2,489,669	2,428,682
Financial Services:
Cash and cash equivalents	29,881	50,704
Marketable securities	13,390	19,046
Mortgage loans held-for-sale, net	58,377	92,578
Other assets	5,244	4,439
Total financial services assets	106,892	166,767
Total Assets	$2,596,561	$2,595,449
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$34,266	$15,046
Accrued liabilities	145,290	152,821
Revolving credit facility	10,000	-
Senior notes, net	1,096,112	1,095,620
Total homebuilding liabilities	1,285,668	1,263,487
Financial Services:
Accounts payable and accrued liabilities	56,086	55,639
Mortgage repurchase facility	32,198	63,074
Total financial services liabilities	88,284	118,713
Total Liabilities	1,373,952	1,382,200
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,816,639 and 48,788,887 issued and outstanding at June 30, 2014 and December 31, 2013, respectively	488	488
Additional paid-in-capital	910,535	908,090
Retained earnings	301,730	293,096
Accumulated other comprehensive income	9,856	11,575
Total Stockholders' Equity	1,222,609	1,213,249
Total Liabilities and Stockholders' Equity	$2,596,561	$2,595,449

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income	$21,542	$224,909	$33,046	$247,425
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss on early extinguishment of debt	-	-	9,412	-
Stock-based compensation expense	1,258	1,838	2,550	5,214
Depreciation and amortization	999	994	1,933	2,072
Loss (gain) on sale of marketable securities	549	-	(6,356)	-
Amortization of discount / premiums on marketable debt securities	512	804	422	1,423
Deferred income tax expense (benefit)	12,451	(187,643)	19,554	(187,643)
Net changes in assets and liabilities:
Restricted cash	(683)	(153)	7	(820)
Trade and other receivables	302	(4,596)	(8,409)	(8,566)
Mortgage loans held-for-sale	6,423	(6,034)	34,201	27,490
Housing completed or under construction	(47,178)	(47,469)	(122,368)	(56,087)
Land and land under development	972	(93,739)	(62,746)	(138,509)
Prepaid expenses and other assets	(2,734)	(1,414)	(9,615)	(7,884)
Accounts payable and accrued liabilities	30,468	21,678	12,097	(30,358)
Net cash provided by (used in) operating activities	24,881	(90,825)	(96,272)	(146,243)

Investing Activities:
Purchases of marketable securities	(25,992)	(161,284)	(382,279)	(312,095)
Maturities of marketable securities	26,065	87,015	159,789	87,015
Sales of marketable securities	20,414	92,399	306,769	137,067
Purchases of property and equipment	(809)	(72)	(1,354)	(998)
Net cash provided by (used in) investing activities	19,678	18,058	82,925	(89,011)

Financing Activities:
Payments on mortgage repurchase facility, net	(7,142)	7,380	(30,876)	(27,479)
Proceeds from issuance of senior notes	-	99,125	248,375	346,938
Repayment of senior notes	-	-	(259,118)	-
Advances on revolving credit facility, net	10,000	-	10,000	-
Dividend payments	(12,205)	-	(24,412)	-
Proceeds from exercise of stock options	-	-	71	5,118
Net cash provided by (used in) financing activities	(9,347)	106,505	(55,960)	324,577

Net increase (decrease) in cash and cash equivalents	35,212	33,738	(69,307)	89,323
Cash and cash equivalents:
Beginning of period	94,819	215,680	199,338	160,095
End of period	$130,031	$249,418	$130,031	$249,418

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries

	Three Months Ended June 30,
	2014			2013			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	184	$47,413	$257.7	130	$30,472	$234.4	42%	56%	10%
California	143	70,898	495.8	167	61,199	366.5	(14)%	16%	35%
Nevada	144	42,782	297.1	161	41,850	259.9	(11)%	2%	14%
Washington	78	28,568	366.3	98	30,992	316.2	(20)%	(8)%	16%
West	549	189,661	345.5	556	164,513	295.9	(1)%	15%	17%
Colorado	328	132,004	402.5	309	113,320	366.7	6%	16%	10%
Utah	44	14,143	321.4	59	18,643	316.0	(25)%	(24)%	2%
Mountain	372	146,147	392.9	368	131,963	358.6	1%	11%	10%
Maryland	81	36,351	448.8	83	35,407	426.6	(2)%	3%	5%
Virginia	67	35,023	522.7	95	47,350	498.4	(29)%	(26)%	5%
Florida	89	23,561	264.7	81	21,094	260.4	10%	12%	2%
East	237	94,935	400.6	259	103,851	401.0	(8)%	(9)%	(0)%
Total	1,158	$430,743	$372.0	1,183	$400,327	$338.4	(2)%	8%	10%

	Six Months Ended June 30,
	2014			2013			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	309	$80,085	$259.2	270	$63,633	$235.7	14%	26%	10%
California	235	111,998	476.6	313	110,788	354.0	(25)%	1%	35%
Nevada	264	82,719	313.3	294	74,595	253.7	(10)%	11%	23%
Washington	142	51,281	361.1	159	50,476	317.5	(11)%	2%	14%
West	950	326,083	343.2	1,036	299,492	289.1	(8)%	9%	19%
Colorado	576	225,387	391.3	613	226,808	370.0	(6)%	(1)%	6%
Utah	68	21,705	319.2	126	38,532	305.8	(46)%	(44)%	4%
Mountain	644	247,092	383.7	739	265,340	359.1	(13)%	(7)%	7%
Maryland	158	73,256	463.6	137	57,111	416.9	15%	28%	11%
Virginia	124	62,290	502.3	158	76,469	484.0	(22)%	(19)%	4%
Florida	155	40,556	261.7	131	33,663	257.0	18%	20%	2%
East	437	176,102	403.0	426	167,243	392.6	3%	5%	3%
Total	2,031	$749,277	$368.9	2,201	$732,075	$332.6	(8)%	2%	11%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Net New Orders

	Three Months Ended June 30,
	2014				2013				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	262	$74,051	$282.6	2.65	196	$48,825	$249.1	3.84	34%	52%	13%	(31)%
California	214	101,695	475.2	4.14	196	79,196	404.1	5.23	9%	28%	18%	(21)%
Nevada	180	57,456	319.2	3.75	152	49,085	322.9	4.94	18%	17%	(1)%	(24)%
Washington	74	27,960	377.8	2.67	94	31,016	330.0	2.72	(21)%	(10)%	14%	(2)%
West	730	261,162	357.8	3.22	638	208,122	326.2	4.15	14%	25%	10%	(22)%
Colorado	410	171,001	417.1	3.67	381	143,754	377.3	3.30	8%	19%	11%	11%
Utah	55	17,517	318.5	3.06	44	14,582	331.4	2.10	25%	20%	(4)%	46%
Mountain	465	188,518	405.4	3.58	425	158,336	372.6	3.11	9%	19%	9%	15%
Maryland	77	37,877	491.9	1.71	112	53,091	474.0	1.84	(31)%	(29)%	4%	(7)%
Virginia	64	31,305	489.1	2.59	90	43,830	487.0	2.50	(29)%	(29)%	0%	4%
Florida	83	25,966	312.8	1.78	86	22,080	256.7	2.25	(3)%	18%	22%	(21)%
East	224	95,148	424.8	1.93	288	119,001	413.2	2.13	(22)%	(20)%	3%	(9)%
Total	1,419	$544,828	$384.0	3.00	1,351	$485,459	$359.3	3.18	5%	12%	7%	(6)%

	Six Months Ended June 30,
	2014				2013				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate
	(Dollars in thousands)
Arizona	453	$127,560	$281.6	2.50	323	$79,760	$246.9	3.36	40%	60%	14%	(26)%
California	367	178,119	485.3	4.12	360	140,358	389.9	4.77	2%	27%	24%	(14)%
Nevada	330	102,618	311.0	3.50	322	95,267	295.9	4.94	2%	8%	5%	(29)%
Washington	166	62,212	374.8	2.69	187	59,942	320.5	2.91	(11)%	4%	17%	(8)%
West	1,316	470,509	357.5	3.09	1,192	375,327	314.9	3.96	10%	25%	14%	(22)%
Colorado	806	333,920	414.3	3.60	799	291,343	364.6	3.40	1%	15%	14%	6%
Utah	98	32,219	328.8	2.86	109	35,179	322.7	1.99	(10)%	(8)%	2%	44%
Mountain	904	366,139	405.0	3.50	908	326,522	359.6	3.13	(0)%	12%	13%	12%
Maryland	145	69,515	479.4	1.51	202	91,526	453.1	1.76	(28)%	(24)%	6%	(14)%
Virginia	123	61,485	499.9	2.21	183	92,714	506.6	2.51	(33)%	(34)%	(1)%	(12)%
Florida	167	52,490	314.3	1.97	166	42,626	256.8	2.11	1%	23%	22%	(7)%
East	435	183,490	421.8	1.84	551	226,866	411.7	2.07	(21)%	(19)%	2%	(11)%
Total	2,655	$1,020,138	$384.2	2.88	2,651	$928,715	$350.3	3.09	0%	10%	10%	(7)%

* Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions

	June 30,		%
	2014	2013	Change
Arizona	34	19	79%
California	20	11	82%
Nevada	16	13	23%
Washington	8	12	(33)%
West	78	55	42%
Colorado	36	38	(5)%
Utah	6	4	50%
Mountain	42	42	0%
Maryland	14	20	(30)%
Virginia	8	11	(27)%
Florida	17	12	42%
East	39	43	(9)%
Total	159	140	14%
Average for quarter ended	158	142	11%
Average for the six months ended	153	143	7%

Backlog

	June 30,
	2014			2013			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	304	$90,028	$296.1	203	$50,836	$250.4	50%	77%	18%
California	279	135,197	484.6	276	107,950	391.1	1%	25%	24%
Nevada	206	66,713	323.8	232	71,488	308.1	(11)%	(7)%	5%
Washington	70	26,127	373.2	107	36,118	337.6	(35)%	(28)%	11%
West	859	318,065	370.3	818	266,392	325.7	5%	19%	14%
Colorado	647	278,643	430.7	656	246,797	376.2	(1)%	13%	14%
Utah	56	18,583	331.8	64	21,576	337.1	(13)%	(14)%	(2)%
Mountain	703	297,226	422.8	720	268,373	372.7	(2)%	11%	13%
Maryland	116	58,674	505.8	248	113,824	459.0	(53)%	(48)%	10%
Virginia	102	49,381	484.1	210	109,180	519.9	(51)%	(55)%	(7)%
Florida	106	38,120	359.6	99	26,470	267.4	7%	44%	34%
East	324	146,175	451.2	557	249,474	447.9	(42)%	(41)%	1%
Total	1,886	$761,466	$403.7	2,095	$784,239	$374.3	(10)%	(3)%	8%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots)

	June 30,		%
	2014	2013	Change
Unsold:
Completed	419	185	126%
Under construction	725	628	15%
Total unsold started homes	1,144	813	41%
Sold homes under construction or completed	1,422	1,652	(14)%
Model homes	263	207	27%
Total homes completed or under construction	2,829	2,672	6%

Lots Owned and Options (including homes completed or under construction)

	June 30, 2014			June 30, 2013
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
Arizona	2,683	50	2,733	2,707	239	2,946	(7)%
California	1,655	132	1,787	971	-	971	84%
Nevada	1,534	434	1,968	1,573	136	1,709	15%
Washington	756	226	982	477	141	618	59%
West	6,628	842	7,470	5,728	516	6,244	20%
Colorado	4,439	983	5,422	4,174	1,079	5,253	3%
Utah	553	163	716	468	-	468	53%
Mountain	4,992	1,146	6,138	4,642	1,079	5,721	7%
Maryland	409	434	843	551	358	909	(7)%
Virginia	569	499	1,068	491	284	775	38%
Florida	803	384	1,187	648	424	1,072	11%
East	1,781	1,317	3,098	1,690	1,066	2,756	12%
Total	13,401	3,305	16,706	12,060	2,661	14,721	13%

M.D.C. HOLDINGS, INC.

Reconciliations of Non-GAAP Financial Measures

Gross Margin from Homes Sales Excluding Interest and Impairments (Unaudited)

Gross Margin from Home Sales Excluding Interest and Impairments is a non-GAAP financial measures. We believe this information is meaningful as it isolates the impact that interest and impairments have on our Gross Margin from Home Sales and permits investors to make better comparisons with our competitors, who also break out and adjust gross margins in a similar fashion.

	Three Months Ended June 30,				Six Months Ended June 30,
	2014	Gross Margin %	2013	Gross Margin %	2014	Gross Margin %	2013	Gross Margin %
	(Dollars in thousands)
Gross Margin	$73,714	17.1%	$72,772	18.1%	$132,770	17.7%	$130,444	17.8%
Less: Land Sales Revenue	(518)		(1,807)		(518)		(1,807)
Add: Land Cost of Sales	522		1,435		522		1,435
Gross Margin from Home Sales	73,718	17.1%	72,400	18.1%	132,774	17.7%	130,072	17.8%
Add: Inventory Impairments	850		-		850		-
Gross Margin from Home Sales
Excluding Impairments	74,568	17.3%	72,400	18.1%	133,624	17.8%	130,072	17.8%
Add: Interest in Cost of Sales	16,522		12,680		28,246		22,554
Gross Margin from Home Sales
Excluding Impairments and Interest	$91,090	21.1%	$85,080	21.3%	$161,870	21.6%	$152,626	20.8%